As filed with the Securities and Exchange Commission on May 28, 2004
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               GASCO ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              Nevada                                         98-0204105
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                     Identification Number)
                             14 Inverness Drive East
                              Building H, Suite 236
                            Englewood, Colorado 80112
                                 (303) 483-0044
                    (Address of Principal Executive Offices)
                             ----------------------

       Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan
                            (Full title of the plan)

                                  W. King Grant
                             Chief Financial Officer
                               Gasco Energy, Inc.
                             14 Inverness Drive East
                              Building H, Suite 236
                            Englewood, Colorado 80112
                     (Name and address for agent of service)

                                 (303) 483-0044
                     (Telephone number, including area code,
                              for agent of service)

                                   COPIES TO:
                                Michael P. Finch
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                                   1001 Fannin
                            Houston, Texas 77002-6760
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
========================== ================= ==================== ==================== ===============
                                              Proposed Maximum      Proposed Maximum      Amount of
Title of Securities         Amount to be       Offering Price      Aggregate Offering    Registration
 to be Registered           Registered (1)      Per Share (2)           Price (2)            Fee
-------------------------- ----------------- -------------------- -------------------- ---------------
Common Stock               1,000,000 Shares         $1.87             $1,870,000          $237.00
========================== ================= ==================== ==================== ===============

(1) The number of shares of common stock registered hereby pursuant to the Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price is based on the average of the high and low sales prices of the registrant's common stock on May 25, 2004, as reported on the over-the-counter market.

    STATEMENT UNDER GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SHARES

     On January 29, 2004, the Board of Directors of Gasco Energy, Inc. (the "Company") approved an amendment to the Gasco Energy, Inc. 2003 Restricted Stock Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, par value $0.0001 (the "Common Stock"), that may be issued under the Plan by 1,000,000 shares. Accordingly the Company has executed the Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan to effect this increase in shares. This Registration Statement has been filed to register the additional 1,000,000 shares of Common Stock issuable pursuant to the Plan, as amended and restated.

     The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on June 10, 2003 (Registration No. 333-105974) (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

          No.                      Description

          4.1 Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan (incorporated by reference to Appendix A of the Company's Proxy Statement, filed on April 15, 2004).

          4.2 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000).

          4.3  Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.4 to the Company's Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002).

          5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

          23.1* Consent of Deloitte & Touche LLP

          23.2* Consent of Deloitte & Touche LLP

          23.3* Consent of Netherland, Sewell & Associates, Inc.

          23.4*Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (contained in Exhibit 5.1 hereto).

          24.1*Powers of Attorney (included on the signature page to this registration statement).

         ---------------
         *filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 28th day of May, 2004.

                                             GASCO ENERGY, INC.

                                             By: /s/ W. King Grant
                                                 W. King Grant
                                                 Executive Vice President
                                                 and Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. King Grant and Michael K. Decker, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                           Title                                        Date

/s/ Mark A. Erickson                        Director and President and Chief Executive
Mark A. Erickson                            Officer (Principal Executive Officer)                  May 28, 2004

/s/ Marc Bruner
Marc Bruner                                 Director                                               May 28, 2004

/s/ Richard J. Burgess
Richard J. Burgess                          Director                                               May 28, 2004

/s/ Charles B. Crowell
Charles B. Crowell                          Director                                               May 28, 2004

                                           Executive Vice President and Chief Financial
/s/ W. King Grant                          Officer (Principal Financial Officer and                May 28, 2004
W. King Grant                              Principal Accounting Officer)

/s/Rhichard s. Langdon
Richard S. Langdon                          Director                                               May 28, 2004

/s/ Carmen Lotito
Carmen Lotito                               Director                                               May 28, 2004

/s/ Carl Stadelhofer
Carl Stadelhofer                            Director                                               May 28, 2004

 /s/ John A. Schmit                         Director                                               May 28, 2004
John A. Schmit


                                INDEX TO EXHIBITS

          No.                     Description

          4.1 Gasco Energy, Inc. Amended and Restated 2003 Restricted Stock Plan (incorporated by reference to Appendix A of the Company's Proxy Statement, filed on April 15, 2004).

          4.2 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000).

          4.3  Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.4 to the Company's Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002).

          5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

          23.1* Consent of Deloitte & Touche LLP

          23.2* Consent of Deloitte & Touche LLP

          23.3* Consent of Netherland, Sewell & Associates, Inc.

          23.4*Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (contained in Exhibit 5.1 hereto).

          24.1*Powers of Attorney (included on the signature page to this registration statement).

         ---------------
         *filed herewith